As filed with the Securities and Exchange Commission on September 20, 2016

File No. 001-37729

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 8

to

Form 10

General Form for Registration of Securities

Pursuant to Section 12(b) or (g) of

The Securities Exchange Act of 1934

LSC Communications, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	36-4829580
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

35 West Wacker Drive Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(312) 326-8000

(Registrant’s telephone number, including area code)

Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be Registered Pursuant to Section 12(g) of the Act:

None

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒ (Do not check if smaller reporting company)	Smaller reporting company	☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN ITEMS OF FORM 10

AND THE ATTACHED INFORMATION STATEMENT.

Item 1.	Business

The information required by this item is contained under the sections “Summary,” “Business,” “Available Information” and “Combined Financial Statements” of the information statement filed as Exhibit 99.1 hereto (the “Information Statement”). Those sections are incorporated herein by reference.

Item 1A.	Risk Factors

The information required by this item is contained under the section “Risk Factors” of the Information Statement. That section is incorporated herein by reference.

Item 2.	Financial Information

The information required by this item is contained under the sections “Summary,” “Selected Historical Combined Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Information Statement. Those sections are incorporated herein by reference.

Item 3.	Properties

The information required by this item is contained under the section “Business—Properties” of the Information Statement. That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

The information required by this item is contained under the section “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” of the Information Statement. That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers

The information required by this item is contained under the section “Corporate Governance and Management” of the Information Statement. The sections is incorporated herein by reference.

Item 6.	Executive Compensation

The information required by this item is contained under the sections “Corporate Governance and Management” and “Executive Compensation” of the Information Statement. Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence

The information required by this item is contained under the sections “Certain Relationships and Related Party Transactions”; “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Corporate Governance and Management—Director Independence” of the Information Statement. Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings

The information required by this item is contained under the section “Business—Legal Proceedings” of the Information Statement. That section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information required by this item is contained under the sections “Risk Factors,” “The Separation and The Distribution,” “Dividend Policy,” “Business,” “Corporate Governance and Management,” “Shares Eligible for Future Sale” and “Description of Capital Stock” of the Information Statement. Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities

On February 22, 2016, the Registrant was incorporated in the State of Delaware. On February 22, 2016, R. R. Donnelley & Sons Company acquired 100 shares of common stock, par value $0.01 per share, of the Registrant for $1.00.

Item 11.	Description of Registrant’s Securities to be Registered

The information required by this item is contained under the sections “The Separation and the Distribution” and “Description of Capital Stock” of the Information Statement. Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers

The information required by this item is contained under the section “Indemnification of Directors and Officers” of the Information Statement. That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data

The information required by this item is contained under the sections “Selected Historical Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Combined Financial Statements” of the Information Statement. Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15.	Financial Statements and Exhibits

(a)	Financial Statements

The information required by this item is contained under the section “Combined Financial Statements” beginning on page F-1 of the Information Statement. That section is incorporated herein by reference.

(b)	Exhibits

The following documents are filed as exhibits hereto:

Exhibit	Description

2.1	Form of Separation and Distribution Agreement among R. R. Donnelley & Sons Company, LSC Communications, Inc. and Donnelley Financial Solutions, Inc. ‡

2.2	Form of Transition Services Agreement between LSC Communications, Inc. and R. R. Donnelley & Sons Company ‡

2.3	Form of Transition Services Agreement between LSC Communications, Inc. and Donnelley Financial Solutions, Inc. ‡

2.4	Form of Tax Disaffiliation Agreement between LSC Communications, Inc. and R. R. Donnelley & Sons Company ‡

Exhibit	Description

2.5	Form of Patent Assignment and License Agreement between LSC Communications US, LLC and R. R. Donnelley & Sons Company ‡

2.6	Form of Trademark Assignment and License Agreement between LSC Communications US, LLC and R. R. Donnelley & Sons Company ‡

2.7	Form of Data Assignment and License Agreement between LSC Communications US, LLC and R. R. Donnelley & Sons Company ‡

2.8	Form of Software, Copyright and Trade Secret Assignment and License Agreement between LSC Communications US, LLC and R. R. Donnelley & Sons Company ‡

3.1	Form of Amended and Restated Certificate of Incorporation of LSC Communications, Inc. ‡

3.2	Form of Amended and Restated By-laws of LSC Communications, Inc. ‡

4.1	Form of Stockholder and Registration Rights Agreement between LSC Communications, Inc. and R. R. Donnelley & Sons Company ‡

8.1	Form of Tax Opinion of Sullivan & Cromwell LLP

10.1	Form of 2016 LSC Communications, Inc. Performance Incentive Plan ‡

10.2	Form of LSC Communications, Inc. Non-Employee Director Compensation Plan ‡

10.3	Form of LSC Communications Nonqualified Deferred Compensation Plan ‡

10.4	Form of Assignment of Employment Agreement and Acceptance of Assignment between LSC Communications, Inc., R. R. Donnelley & Sons Company and Thomas J. Quinlan III ‡

10.5	Form of Assignment of Employment Agreement and Acceptance of Assignment between LSC Communications, Inc., R. R. Donnelley & Sons Company and Andrew B. Coxhead ‡

10.6	Form of Assignment of Employment Agreement and Acceptance of Assignment between LSC Communications, Inc., R. R. Donnelley & Sons Company and Suzanne S. Bettman ‡

21.1	Subsidiaries of LSC Communications, Inc. ‡

99.1	Preliminary Information Statement dated September 16, 2016 ‡

‡ Previously filed

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LSC Communications, Inc.

By	/s/ Suzanne Bettman
Name:	Suzanne Bettman
Title:	President

Dated: September 20, 2016